Exhibit 23.02


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-97563 of SCANA Corporation on Form S-3 of our report with respect to the SCANA Stock Purchase-Savings Plan dated March 15, 2002, appearing in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.



s/Deloitte & Touche
DELOITTE & TOUCHE
Columbia, South Carolina
September 13, 2002